UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

SATELLITE SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-28739	91-1903590
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 880263, San Diego, California 92168-0263

(Address of principal executive offices)

Registrant’s telephone number: (619) 977-1515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) On May 17, 2007, Satellite Security Corporation (the “Company”) informed Tauber & Balser P.C. (“Tauber”) that Tauber was being dismissed as the Company’s principal accountants, effective immediately. The decision to dismiss Tauber was approved by the Company’s board of directors.

Tauber’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2005 and December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except for a note indicating that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the years ended December 31, 2005 and December 31, 2006, and in the subsequent interim period, there were: (i) no disagreements between the Company and Tauber on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tauber, would have caused Tauber to make reference to the subject matter of the disagreement in their reports on the financial statements for such years; and (ii) no “reportable events” as that term is described in Item 304(a)(1)(iv) of Regulation S-B.

The Company provided Tauber with a copy of the disclosures it is making in this Current Report on Form 8-K prior to the time this report was filed with the Securities and Exchange Commission (“SEC”). The Company requested that Tauber furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of Tauber’s letter dated May 18, 2007 is attached as Exhibit 16 hereto.

(b) On May 17, 2007, the Company engaged Gruber & Company, LLC (“Gruber”) as its new principal accountants. The decision to engage Gruber was approved by the Company’s board of directors. Before engaging Gruber, the Company had not consulted Gruber regarding the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 9.01. Financial Statements and Other Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16	Letter of Concurrence From Tauber & Balser P.C. Regarding Change in Certifying Accountant

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

SATELLITE SECURITY CORPORATION
Registrant

May 18, 2007	By:	/s/ ZIRK ENGELBRECHT

Zirk Engelbrecht, Chief Executive Officer
As Principal Executive Officer
and on behalf of Registrant